Consent of Independent Certified Public Accountant


     I consent to the use in this Registration Statement on Form SB-2 of my report dated July 31, 2001, relating to the financial statements of Dr. Protein.com, Inc., SEC File No. 333-67222, and to the reference to my firm under the caption "Experts" in the Prospectus.


                                         /s/ Quintanilla

                                         A Professional Accountancy Corporation
                                         Laguna Niguel, California

                                         December 21, 2001